UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27823 (Commission File Number)	13-3827791 (IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal executive offices)		33133 (Zip Code)
(305) 441-6901
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 31, 2006, Spanish Broadcasting System, Inc. (the “Company”) completed the previously announced sale of the assets of radio stations KZAB-FM and KZBA-FM (operating as KDAY-FM and KDAI-FM, respectively, pursuant to a time brokerage agreement), to Styles Media Group, LLC (“Styles Media Group”), serving the Los Angeles, California market, pursuant to that certain Asset Purchase Agreement, dated as of August 17, 2004, by and among Styles Media Group, Spanish Broadcasting System Southwest, Inc. and the Company, as amended. Styles Media Group paid a cash purchase price of $120.0 million, as adjusted to reflect non-refundable deposits previously paid, to the Company.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Statement Information.
     On January 31, 2006, the Company completed the previously announced sale of the assets of radio stations KZAB-FM and KZBA-FM (operating as KDAY-FM and KDAI-FM, respectively, pursuant to a time brokerage agreement), to Styles Media Group, serving the Los Angeles, California market, pursuant to that certain Asset Purchase Agreement, dated as of August 17, 2004, by and among Styles Media Group, Spanish Broadcasting Systems Southwest, Inc. and the Company, as amended.
     Styles Media Group paid a cash purchase price of $120.0 million. Styles Media Group made non-refundable deposits to the Company on February 18, 2005, March 30, 2005, July 29, 2005 and December 22, 2005 in the amounts of $6.0 million, $14.0 million, $15.0 million and $20.0 million, respectively, totaling $55.0 million.
     The following unaudited pro forma financial statements give effect to the disposition of the assets of KZAB-FM and KZBA-FM assets in accordance with Article 11 of Regulation S-X and are based upon available information and certain assumptions management considered reasonable under the circumstances. The unaudited pro forma condensed balance sheet assumes that the disposition of these assets occurred on September 30, 2005. The unaudited pro forma condensed statement of operations gives effect to the disposition of these assets for the nine-months ended September 30, 2005, as if the disposition occurred on January 1, 2005. The unaudited pro forma condensed statement of operations gives effect to the disposition of these assets for the year ended December 31, 2004, as if the disposition occurred on January 1, 2004.
     These unaudited condensed pro forma financial statements should be read in conjunction with (1) our consolidated financial statements and accompanying notes as of, and for, the fiscal year ended December 31, 2004, included in our fiscal year end 2004 Annual Report on Form 10-K and (2) our condensed consolidated financial statements and accompanying notes as of, and for, the nine-months ended September 30, 2005, included in our Form 10-Q.

Spanish Broadcasting System, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheets
(in thousands)

		KZAB-FM &		Pro-Forma
	September 30,	KZBA-FM		September 30,
	2005	Disposition		2005
ASSETS
Current assets:
Cash and cash equivalents	$100,901	$85,000	(a)	$185,901
Net receivables	31,033	—		31,033
Prepaid expenses and other current assets	3,168	—		3,168
Assets held for sale	65,109	(65,109	)(b)	—

Total current assets	200,211	19,891		220,102
Property and equipment, net	22,155	—		22,155
FCC licenses	710,410	—		710,410
Goodwill	32,806	—		32,806
Other intangible assets, net	2,123	—		2,123
Deferred financing costs, net	9,079	—		9,079
Other assets	1,369	—		1,369
Derivative instrument	4,380	—		4,380

	$982,533	$19,891		$1,002,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of the senior credit facilities	$103,250	$—		$103,250
Current portion of other long-term debt	73	—		73
Deposits on sale of stations	35,000	(35,000	)(c)	—
Accounts payable and accrued expenses	14,299	377	(d)	14,676
Accrued interest	1,141	—		1,141
Series B cumulative exchangeable redeemable preferred stock dividends payable	2,013	—		2,013
Deferred commitment fee	469	—		469

Total current liabilities	156,245	(34,623)		121,622
Senior credit facility term loan due 2013, less current portion	320,125	—		320,125
9 5/8% senior subordinated notes due 2009, net	—	—		—
Other long-term debt, less current portion	512	—		512
Deferred income taxes	139,730	(458	)(e)	139,272
Other long-term liabilities	661	—		661

Total liabilities	617,273	(35,081)		582,192

Cumulative exchangeable redeemable preferred stock:
10 3/4% Series B cumulative exchangeable redeemable preferred stock, $0.01 par value, liquidation value $1,000 per share. Authorized 280,000 shares; 89,932 shares issued and outstanding at September 30, 2005	89,932	—		89,932

Stockholders’ equity:
Series C preferred stock, $0.01 par value and liquidation value. Authorized 600,000 shares; issued and outstanding 380,000 shares	1	—		1
Class A common stock, $0.0001 par value. Authorized 100,000,000 shares; 40,277,805 shares issued and outstanding at September 30, 2005	4	—		4
Class B common stock, $0.0001 par value. Authorized 50,000,000 shares; 24,503,500 shares issued and outstanding at September 30, 2005	2	—		2
Additional paid-in capital	520,421	—		520,421
Accumulated other comprehensive income, net of taxes	2,628	—		2,628
Accumulated deficit	(247,728)	54,972	(f)	(192,756)

Total stockholders’ equity	275,328	54,972		330,300

	$982,533	$19,891		$1,002,424

(a)	Represents the proceeds from the sale to Styles Media Group. Cash payments were made on December 22, 2005 for $20.0 million and January 31, 2006 for $65.0 million.

(b)	Represents the elimination of the assets held for sale, consisting of $67.7 million of intangible assets, $1.2 million of property and equipment, net and $(3.8) million of deferred tax liabilities.

(c)	Represents the elimination of deposits received by the Company as of September 30, 2005.

(d)	Represents $0.3 million of estimated alternative minimum tax (AMT) payable as a result of the asset sale and $0.1 million of transaction costs.

(e)	Represents a $0.4 million reduction in deferred tax liabilities, as a result of the asset sale.

(f)	Represents the estimated gain on the sale calculated as follows:

Amounts
(in thousands)
Selling price	$120,000
FCC licenses	(67,746)
Property and equipment, net	(1,212)
Estimated transaction costs	(100)

Estimated gain on the sale	50,942
Estimated tax benefit	4,030

Estimated gain on sale, net of taxes	$54,972

Spanish Broadcasting System, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Nine Months			Pro Forma
	Ended	KZAB-FM &		Nine Months Ended
	September 30,	KZBA-FM		September 30,
	2005	Disposition		2005
Net revenue	$122,961	$(1,745)	(a)	$121,216

Operating expenses:
Engineering and programming	24,609	(293)	(a)	24,316
Selling, general and administrative	47,859	(186)	(a)	47,673
Corporate expenses	10,588	—		10,588
Depreciation and amortization	2,521	—		2,521

Total operating expenses	85,577	(479)		85,098

Operating income from continuing operations	37,384	(1,266)		36,118

Other (expense) income:
Interest expense, net	(28,837)	—		(28,837)
Loss on early extinguishment of debt	(32,597)	—		(32,597)
Other, net	1,792	—		1,792

Loss from continuing operations before income taxes	(22,258)	(1,266)		(23,524)
Income tax expense	10,618	(4,145)	(b)	6,473

Net (loss) income	(32,876)	2,879		(29,997)
Dividends on preferred stock	(7,031)	—		(7,031)

Net (loss) income applicable to common stockholders	$(39,907)	$2,879		$(37,028)

Basic and diluted (loss) income per common share:
Net (loss) income per common share:	$(0.55)	$0.04		$(0.51)

Weighted average common shares outstanding:
Basic	72,381	72,381		72,381

Diluted	72,381	72,381		72,381

(a)	Represents the elimination of net revenues and operating expenses that were generated by the use of the assets sold under a time brokerage agreement.

(b)	Represents the reduction to income tax expense as a result of the elimination of the deferred tax liability associated with the tax amortization of the assets sold.

Spanish Broadcasting System, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share data)

				Pro-Forma
	Fiscal Year	KZAB-FM &		Fiscal Year
	December 31,	KZBA-FM		December 31,
	2004	Disposition		2004
Net revenue	$156,443	$(3,890	)(a)	$152,553

Operating expenses:
Engineering and programming	30,941	(737	)(a)	30,204
Selling, general and administrative	57,261	(1,209	)(a)	56,052
Corporate expenses	13,346	—		13,346
Depreciation and amortization	3,308	—		3,308
Gain on the sale of stations	(5,461)	—		(5,461)

Total operating expenses	99,395	(1,946)		97,449

Operating income from continuing operations	57,048	(1,944)		55,104
Other (expense) income:
Interest expense	(41,897)	—		(41,897)
Interest income	788	—		788
Other, net	164	—		164

Income from continuing operations before income taxes and discontinued operations	16,103	(1,944)		14,159
Income tax expense	16,495	(3,849	)(b)	12,646

(Loss) income from continuing operations before discontinued operations	(392)	1,905		1,513
Income on discontinued operations, net of tax	28,410	—		28,410

Net income	28,018	1,905		29,923

Dividends on preferred stock	(8,548)	—		(8,548)
Preferred stock beneficial conversion, value treated as a dividend	(11,457)	—		(11,457)

Net income applicable to common stockholders	$8,013	$1,905		$9,918

Basic and diluted income per common share:
Net loss per common share before discontinued operations and cumulative effect of a change in accounting principle	$(0.31)	$0.03		$(0.28)
Net income per common share for discontinued operations	$0.44	$—		$0.44

Net income per common share	$0.13	$0.03		$0.16

Weighted average common shares outstanding:
Basic	64,900	64,900		64,900

Diluted	65,288	65,288		65,288

(a)	Represents the elimination of net revenues and operating expenses that were generated by the use of the assets sold.

(b)	Represents the reduction to income tax expense as a result of the elimination of the deferred tax liability associated with the tax amortization of the assets sold.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)
February 2, 2006	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Executive Vice President and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of August 17, 2004, between Styles Media Group, LLC and Spanish Broadcasting System Southwest, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed August 23, 2004.)

10.2	Amendment to Asset Purchase Agreement, dated March 30, 2005, by and among Styles Media Group, LLC, Spanish Broadcasting System Southwest, Inc. and Spanish Broadcasting System, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed April 5, 2005).

10.3	Second Amendment to Asset Purchase Agreement, dated as of July 29, 2005, by and among Styles Media Group, LLC, Spanish Broadcasting System Southwest, Inc. and Spanish Broadcasting System, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report of Form 8-K filed August 2, 2005).